UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

JACO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	000-05896	11-1978958

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
145 Oser Avenue, Hauppauge, New York	11788

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 273-5500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On July 21, 2008, Jaco Electronics, Inc. (the “Company”) received written notification from NASDAQ that the Company was no longer in compliance with Marketplace Rule 4350(c)(1). The failure to meet the independent director requirement set forth in Rule 4350(c)(1) was a result of the resignation of Neil Rappaport from the Board of Directors of the Company effective July 7, 2008.

          Consistent with Marketplace Rule 4350(c)(1), which requires that a majority of the board of directors consist of independent directors, NASDAQ will provide the Company a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting, or July 7, 2009; or if the next annual shareholders’ meeting is held before January 5, 2009, then the Company must evidence compliance no later than January 5, 2009. The Company’s Board of Directors fully intends to appoint an independent director prior to the January 2009 deadline, which will satisfy NASDAQ’s majority independent director requirement.

          If the Company fails to regain compliance within the prescribed cure period, its common stock is subject to delisting upon notification of such a determination by NASDAQ staff, which determination may be appealed.

          Pursuant to Marketplace Rule 4803(a), on July 24, 2008, the Company issued a press release announcing this event. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)                 Exhibits

99.1                Press Release issued by Jaco Electronics, Inc., dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACO ELECTRONICS, INC.
Date:	July 24, 2008
		By:	/s/ Jeffrey D. Gash
		Name:	Jeffrey D. Gash
		Title:	Executive Vice President

EXHIBIT INDEX

Exibit No.	Description

99.1	Press Release issued by Jaco Electronics, Inc., dated July 24, 2008.